Exhibit 10.5

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of November 23, 2011, by and among Manning & Napier, Inc., a Delaware corporation (“M&N”), and each of the holders of the Class A Units (the “Class A Units”) and the Class B Units (the “Class B Units” and, collectively with the Class A Units, the “Units”) of Manning & Napier Group, LLC, a Delaware limited liability company (“MN Group”), listed on the signature pages to this Agreement or to the Additional Party Signature Page in the form attached hereto as Annex A (the “Holders”).

RECITALS

WHEREAS, pursuant to an Exchange Agreement (the “Exchange Agreement”), made and entered as of the 23rd day of November, 2011, by and among M&N, M&N Group Holdings, LLC, a Delaware limited liability company (“M&N Group Holdings”), and any other holder of Units from time to time that are party thereto, each holder of Units may exchange each Unit for one share of Class A common stock, par value $0.01 per share, of M&N (the “Class A Shares”) at the times and under the circumstances described in the Exchange Agreement; and

WHEREAS, M&N and the Holders desire to enter into an agreement relating to any and all Class A Shares that M&N may issue to the Holders upon exchange of their Units in accordance with the terms of the Exchange Agreement, providing for (i) restrictions on the Transfer (as defined below) of such Class A Shares, which restrictions are intended to provide for the maintenance of an orderly market for the Class A Shares and the alignment of the interests of M&N with its stockholders who are Affiliated with it, and (ii) the Holders’ rights to have such Class A Shares registered for resale at certain times and under certain circumstances described herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1	Definitions. As used in this Agreement, the following terms shall have the following meanings:

An “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Class A Shares” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Class B Units” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Exchange” shall have the meaning assigned to it in the Exchange Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Exchange Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Exchange Closing Date” shall have the meaning assigned to “Closing Date” in the Exchange Agreement.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” shall have the meaning set forth in Section 2.3(a)(iii).

“Form S-3 Registration Statement” shall mean a registration statement on Form S-3 (or any successor form) under the Securities Act.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Holders” shall have the meaning set forth in the preamble to this Agreement.

“Inspectors” shall have the meaning set forth in Section 2.3(a)(vii).

“IPO” means the initial offering of Class A Shares to the public, as described in the IPO Registration Statement.

“IPO Registration Statement” means M&N’s Registration Statement on Form S-1 (No. 333-175309), as amended to the date hereof.

“Losses” shall have the meaning set forth in Section 2.5(a).

“M&N” shall have the meaning set forth in the preamble to this Agreement.

“MN Group” shall have the meaning set forth in the preamble to this Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“Proceeding” shall have the meaning set forth in Section 4.12.

“Records” shall have the meaning set forth in Section 2.4(a)(vii).

“Registrable Securities” shall mean any and all Class A Shares that M&N may issue to Holders upon Exchange of any and all Units currently owned or hereafter acquired by any Holder in accordance with the terms of the Exchange Agreement. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement or (b) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act.

“Representative” means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

“Requested Information” shall have the meaning set forth in Section 2.1(d).

“SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Selling Holder” shall have the meaning set forth in Section 2.3(a)(i).

“Shelf Registration Statement” means each Form S-3 Registration Statement filed by M&N pursuant to subsection (a) or (b) of Section 2.1 hereof.

“Suspension Period” shall have the meaning set forth in Section 2.1(c).

A “Transfer” shall mean any sale, assignment, transfer or other disposal, directly or indirectly, and to “Transfer” shall mean to sell, assign, transfer or otherwise dispose, directly or indirectly.

“Underwritten Offering” shall mean a sale of any Class A Shares of M&N to an underwriter or underwriters for reoffering to the public.

1.2 Gender. For the purposes of this Agreement, the words “he,” “his” or “himself” shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.

ARTICLE II

SHELF REGISTRATION

2.1	Shelf Registration.

(a) Initial Shelf Registration Statement. As soon as practicable after M&N becomes eligible to file a Form S-3 Registration Statement under the Securities Act, M&N shall use its reasonable best efforts to file with the SEC a Form S-3 Registration Statement providing for an offering of all Registrable Securities then issued upon Exchange and in accordance with the method(s) of distribution proposed by the Holders. M&N shall use its reasonable best efforts to cause the SEC to declare such Form S-3 Registration Statement effective as soon as practicable thereafter. M&N shall use its reasonable best efforts to keep such Form S-3 Registration Statement continuously effective until the earlier of (i) two years after such Form S-3 Registration Statement has been declared effective and (ii) the date on which all Registrable Securities included in such Form S-3 Registration Statement have been sold in accordance with the plan and method of distribution disclosed in the prospectus included in such Form S-3 Registration Statement, or otherwise.

(b) Subsequent Shelf Registration Statements. As soon as practicable after the Exchange Closing Date occurring after the initial Exchange Closing Date and prior to the second anniversary of the IPO, M&N shall use its reasonable best efforts to file with the SEC a Form S-3 Registration Statement providing for an offering of all Registrable Securities then issued upon Exchange and not already registered pursuant to a Form S-3 Registration Statement and in accordance with the method(s) of distribution proposed by the Holders. M&N shall use its reasonable best efforts to cause the SEC to declare such Form S-3 Registration Statement effective as soon as practicable thereafter. M&N shall use its reasonable best efforts to keep such Form S-3 Registration Statement continuously effective until the earlier of (i) two years after such Form S-3 Registration Statement has been declared effective and (ii) the date on which all Registrable Securities included in such Form S-3 Registration Statement have been sold in accordance with the plan and method of distribution disclosed in the prospectus included in such Form S-3 Registration Statement, or otherwise.

(c) Suspensions. Notwithstanding anything to the contrary contained in this Agreement, M&N shall be entitled, from time to time, by providing written notice to the Holders, to require such Holders to suspend the use of the prospectus for sales of Registrable Securities under any Shelf Registration Statement for a reasonable period of time not to exceed 90 days in succession or 180 days in the aggregate in any 12 month period (a “Suspension Period”) if M&N shall determine that it is required to disclose in any such Shelf Registration Statement a financing, acquisition, corporate reorganization or other similar transaction or other material event or circumstance affecting M&N or its securities, and that the disclosure of such information at such time would be detrimental to M&N or the holders of its equity securities. Immediately upon receipt of such notice, the Holders shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below. Any Suspension Period shall terminate at such time as the public disclosure of such information is made. After the expiration of any Suspension Period and without any further request from a Holder, M&N shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the applicable Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus shall not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Information Requested from Holders. Not less than ten business days before the expected filing date of each Shelf Registration Statement pursuant to this Agreement, M&N shall notify each Holder of the information, documents and instruments from such Holder that M&N or any underwriter reasonably requests in order to include its Registrable Securities in such Shelf Registration Statement, including, but not limited to a questionnaire, custody agreement, power of attorney and, if applicable, a lock-up letter and underwriting agreement (collectively, the “Requested Information”). If M&N has not received, on or before the second day before the expected filing date, the Requested Information from such Holder, M&N may file such Shelf Registration Statement without including the Registrable Securities of such Holder. The failure to include such Registrable Securities in such Shelf Registration Statement shall not in and of itself result in any liability on the part of M&N to such Holder.

(e) No Grant of Future Registration Rights. M&N shall not grant any shelf, demand, piggyback or incidental registration rights that are senior to the rights granted to the Holders hereunder to any other Person without the prior written consent of Holders of at least a majority of the number of Registrable Securities as of the date that M&N requests such consent and such consent may be given in the sole discretion of each of the Holders.

2.2 Withdrawal Rights. Any Holder having notified or directed M&N to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to M&N prior to the effective date of such Shelf Registration Statement. In the event of any such withdrawal, M&N shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of M&N with respect to the Registrable Securities not so withdrawn. If a Holder withdraws its notification or direction to M&N to include any of its Registrable Securities in a registration statement in accordance with this Section 2.2, such Holder shall be required to promptly reimburse M&N for incremental expenses incurred by M&N in connection with preparing for the registration of the Registrable Securities so withdrawn.

2.3	Registration Procedures.

(a) In connection with M&N’s obligations to use its best efforts to effect the registration under the Securities Act of the Transfer of Registrable Securities pursuant to Section 2.1 hereof, M&N shall as expeditiously as reasonably possible:

(i) Before the filing of any Shelf Registration Statement, and any amendment to any such Shelf Registration Statement, M&N will furnish to the Holders electing to include Registrable Securities in such Shelf Registration Statement (the “Selling Holders”), or counsel selected by the Selling Holders, a copy of such document for review, which review shall be conducted with reasonable promptness;

(ii) Prepare and file with the SEC such amendments and supplements to each Shelf Registration Statement required to be filed pursuant to subsection (a) or (b) of Section 2.1, and the prospectus(es) used in connection therewith, as may be necessary to (A) keep each such Shelf Registration Statement effective as required pursuant to such subsections hereof, and (B) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Shelf Registration Statement;

(iii) Furnish each Selling Holder and any underwriter of the Registrable Securities being sold by such Selling Holder (A) a conformed copy of such Shelf Registration Statement and each amendment and supplement thereto (in each case including all exhibits), (B) such number of copies of the prospectus contained in such Shelf Registration Statement (including each preliminary prospectus and any summary prospectus), each “free writing prospectus” (as defined in Rule 405 of the Securities Act, a “Free Writing Prospectus”) utilized in connection therewith, and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and (C) such other documents as such Selling Holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by such Selling Holder;

(iv) Use reasonable best efforts to register or qualify the Registrable Securities being sold pursuant to such Shelf Registration Statement under such other securities laws or blue sky laws of such jurisdictions as any Selling Holder or underwriter of the Registrable Securities being sold by such Selling Holder shall reasonably request, and take any other action which may be reasonably necessary or advisable to enable any such Selling

Holder and underwriter to consummate the disposition in such jurisdictions of such Registrable Securities, except that M&N shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(v) Use reasonable best efforts to cause the Registrable Securities being sold pursuant to each such Shelf Registration Statement to be listed on each securities exchange on which similar securities issued by M&N are then listed;

(vi) Use reasonable best efforts to cause the Registrable Securities being sold pursuant to each such Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Holder(s) thereof to consummate the disposition of such Registrable Securities;

(vii) Promptly make available for inspection by any Selling Holder, any underwriter participating in any disposition pursuant to any Shelf Registration Statement, and any Representative retained by any such Selling Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of M&N (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause M&N’s officers, directors and employees to supply all information requested by any such Inspector in connection with such Shelf Registration Statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, M&N shall not be required to provide any information under this subparagraph (vii) if (A) M&N believes, after consultation with counsel for M&N, that to do so would cause M&N to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) M&N has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (2) M&N reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (A) or (B) such Selling Holder requesting such information agrees, and causes each of its Inspectors, to enter into a confidentiality agreement on terms reasonably acceptable to M&N; and provided, further, that each Selling Holder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to M&N and allow M&N, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(viii) Promptly notify in writing each applicable Selling Holder and underwriter, if any, of the following events:

(A) the filing of the applicable Shelf Registration Statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to such Shelf Registration Statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to such Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective;

(B) any request by the SEC or any other Government Entity for amendments or supplements to such Shelf Registration Statement or the prospectus or for additional information;

(C) the issuance by the SEC or any other Government Entity of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation of any proceedings by any Person for that purpose; and

(D) the receipt by M&N of any notification with respect to the suspension of the qualification of applicable Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(ix) Notify each Selling Holder, at any time when a prospectus relating to the sale of its Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, such prospectus, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of any Selling Holder, promptly prepare and furnish to each such Selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(x) Use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Shelf Registration Statement then required to be effective pursuant to subsection (a) or (b) of 2.1 hereof;

(xi) Otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to all Selling Holders, as soon as reasonably practicable, an earnings statement of M&N covering the period of at least 12 months, but not more than 18 months, beginning with the first day of M&N’s first full quarter after the effective date of each Shelf Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xii) Use its reasonable best efforts to assist Selling Holders who made a request to M&N to provide for a third party “market maker” for the Class A Shares; provided, however, that M&N shall not be required to serve as such “market maker”;

(xiii) Cooperate with the Selling Holders and any underwriter of Registrable Securities to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing the Registrable Securities being sold under each Shelf Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or such Selling Holders may request and keep available and make available to M&N’s transfer agent prior to the effectiveness of each such Shelf Registration Statement a supply of such certificates; and

(xiv) M&N may require each Selling Holder and underwriter of Registrable Securities, if any, to furnish M&N in writing such information regarding each Selling Holder or underwriter and the distribution of such Registrable Securities as M&N may from time to time reasonably request to complete or amend the information required by the applicable Shelf Registration Statement.

(b) Each Selling Holder agrees that upon receipt of any notice from M&N of the occurrence of any event of the kind described in clauses (viii) or (ix) of Section 2.4(a), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable Shelf Registration Statement and prospectus relating thereto until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(a)(ix) and, if so directed by M&N, deliver to M&N, at M&N’s expense, all copies, other than permanent file copies, then in such Selling Holder’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event M&N shall give such notice, any applicable period during which such Shelf Registration Statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in clauses (viii) or (ix) of Section 2.4(a), as applicable, to the date when all such Selling Holders shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the SEC.

2.4 Registration Expenses. All expenses incident to M&N’s performance of, or compliance with, its obligations under this Agreement including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws, all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in NASD Rule 2720), all fees and expenses of compliance with securities and “blue sky” laws, all printing (including, without limitation, expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Securities) and copying expenses, all messenger and delivery expenses and all fees and expenses of M&N’s independent certified public accountants and counsel (including, without limitation, with respect to “comfort” letters and opinions) (collectively, the “Registration Expenses”) shall be borne by M&N; provided, however, that M&N shall not pay any Registration Expenses, or any other expenses, relating to underwriters’ discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities. Each Selling Holder shall bear and pay its portion of (a) all underwriting discounts and commissions, (b) transfer taxes and transfer fees, if any, and (c) any other expense of the Selling Holders not specifically allocated to M&N pursuant to this Section 2.4, in each case relating to the sale of such Selling Holder’s Registrable Securities pursuant to any Shelf Registration Statement.

2.5	Registration Indemnification.

(a) By M&N. M&N agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder and its Affiliates and their respective officers, directors, employees, managers, partners and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Holder or such other indemnified Person from and against all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (collectively, the “Losses”) caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any Shelf Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by any information furnished in writing to M&N by such Selling Holder expressly for use therein. In connection with an Underwritten Offering and without limiting any of M&N’s other obligations under this Agreement, M&N shall also indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification (and exceptions thereto) of Selling Holders. Reimbursements payable pursuant to the indemnification contemplated by this Section 2.6(a) will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

(b) By the Selling Holders. In connection with any Shelf Registration Statement in which a Holder is participating, each such Selling Holder will furnish to M&N, in writing, information regarding such Selling Holder’s ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall, severally and not jointly, indemnify M&N, its Affiliates and their respective directors, officers, managers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) M&N or such other indemnified Person against all Losses caused by any untrue statement of material fact contained in the applicable Shelf Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by such Selling Holder expressly for use therein; provided, however, that each Selling Holder’s obligation to indemnify M&N hereunder shall, to the extent more than one Selling Holder is subject to the same indemnification obligation, be apportioned between each Selling Holder based upon the net amount received by each Selling Holder from the sale of Registrable Securities, as compared to the total net amount received by all of the Selling Holders of Registrable Securities sold pursuant to such Shelf Registration Statement. Notwithstanding the foregoing, no Selling Holder shall be liable to M&N for amounts in excess of the lesser of (i) such apportionment and (ii) the amount received by such holder in the offering giving rise to such liability.

(c) Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice on a timely basis.

(d) Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or is reasonably likely to be prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (such consent not to be unreasonably withheld). The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, it being understood that the indemnified party shall not be deemed to be unreasonable in withholding its consent if the proposed settlement imposes any obligation on the indemnified party).

(e) Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

(f) Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Holder or transferee thereof shall be required to make a contribution in excess of the net amount received by such holder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

ARTICLE III

TERMINATION

3.1 Term. This Agreement shall automatically terminate upon the earlier of (a) the [ten (10)] year anniversary of the consummation of the IPO, or (b) the date that no Holder owns any Units that are entitled to be exchanged for Class A Shares pursuant to the Exchange Agreement.

3.2 Survival. If this Agreement is terminated pursuant to Section 3.1, this Agreement shall become void and of no further force and effect, except for the provisions set forth in Section 2.5 and Article IV.

ARTICLE IV

MISCELLANEOUS

4.1 Rights Limited By Exchange Agreement. Notwithstanding anything to the contrary herein, in no event shall any Holder be permitted to register or sell any Registrable Securities hereunder except to the extent such Holder holds such Registrable Securities or is permitted by the Exchange Agreement to exchange Units for such Registrable Securities at such time.

4.2 Lockup. Each Holder shall, in connection with any registration of Registrable Securities, upon the request of M&N or the underwriters managing any Underwritten Offering, agree in writing not to effect any sale, disposition or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities (other than that included in the Form S-3 Registration Statement) without the prior written consent of M&N or such underwriters, as the case may be, for such period of time not to exceed ninety (90) days from the effective date of the registration of the Form S-3 Registration Statement as M&N or the underwriters may specify; provided, however, that all executive officers and directors of M&N shall also have agreed not to effect any sale, disposition or distribution of any Registrable Securities under the circumstances and pursuant to the terms set forth in this Section 4.2.

4.3 Transfer of Registration Rights. The registration rights of any Holder under this Agreement with respect to any Registrable Securities may be Transferred to (a) any permitted transferee of such Registrable Securities who acquires the Registrable Securities or (b) an Affiliate of such Holder; provided, however, that (i) the Transferring Holder shall give M&N written notice at or prior to the time of such Transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being Transferred, (ii) such transferee shall agree in writing, in substantially the form attached hereto as Annex A, to be bound as a Holder by the provisions of this Agreement and (iii) immediately following such Transfer the further disposition of such securities by such transferee is restricted under the Securities Act. Except as set forth in this Section 4.3, no Transfer of Registrable Securities shall cause such Registrable Securities to lose such status.

4.4 Successors and Assigns. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the Holders without the prior written consent of M&N. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

4.5 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 4.5) or nationally recognized overnight courier, addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:

If to M&N, to:

Manning & Napier, Inc.

290 Woodcliff Drive

Fairport, NY 14450-4217

Attention: General Counsel

Facsimile: (585) 586-2898

with a copy to:

Herrick, Feinstein LLP

2 Park Avenue

New York, New York 10016

Attention: Harold Levine, Esq.

Facsimile: (212) 592-1500

If to any of the Holders, to:

The address and facsimile number set forth in the records of M&N.

4.6 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “included”,

“includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

4.7 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

4.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

4.9 Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, except as provided in Section 2.5(a) and Section 2.5(b), any rights or remedies hereunder.

4.10 Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

4.11 Governing Law; Equitable Remedies. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to conflict of laws principles thereof). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the United States District Court for the [—] District of New York, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

4.12 Consent To Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement or any transaction contemplated hereby each of the parties hereto hereby irrevocably (a) submits to the exclusive jurisdiction of the United States District Court for the Western District of New York and waives any objection to venue being laid in such Court whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before such Court; provided, however, that a party may commence any Proceeding in a court other than such Court solely for the purpose of enforcing an order or judgment issued by such Court; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to M&N or the Holders at their respective addresses referred to in Section 4.5 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY

PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

4.13 Amendments; Waivers. No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by M&N and a majority of the Holders, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES IN COUNTERPARTS FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

MANNING & NAPIER, INC.

By:	/s/ Richard B. Yates
Name: Richard B. Yates
Title: Corporate Secretary

HOLDERS:

M&N GROUP HOLDINGS, LLC

By:	/s/ William Manning
Name: William Manning
Title: Managing Member

MANNING & NAPIER CAPITAL COMPANY, LLC

By:	/s/ Richard B. Yates
Name: Richard B. Yates
Title: Authorized Signatory

/s/ Patrick Cunningham
Patrick Cunningham

/s/ James Mikolaichik
James Mikolaichik

ANNEX A

FORM OF ADDITIONAL PARTY SIGNATURE PAGE

THE UNDERSIGNED has caused this Additional Party Signature Page to be duly executed as of the date written below intending to become a party to, and be bound by, the Registration Rights Agreement (the “Registration Rights Agreement, dated as of November 23, 2011, as amended to date, by and among Manning & Napier, Inc., a Delaware corporation, and each of the Holders party thereto. Capitalized terms used herein and not other defined shall have the meanings ascribed to those terms in the Registration Rights Agreement.

Date:

Name: